EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 5, 1997, on our audit of the financial statements of Plymouth Mills, Inc., as of September 30, 1995 and August 2, 1996, and for the years ended September 30, 1994 and 1995 and for the period from October 1, 1995 to August 2, 1996. We also consent to the reference to us under the heading "Experts."

                                          MAHONEY COHEN & COMPANY, CPA, PC

New York, New York
July 14, 1997